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                                                                   Exhibit 23(b)


                           CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Response USA, Inc. of our report dated August 22, 1996 (January 9, 1998 as to the last paragraph thereof) on the consolidated financial statements of Response USA, Inc. contained in the Annual Report on Form 10-KSB/A and to the reference to use, as appearing under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

                                   FISHBEIN & COMPANY, P.C.


Elkins Park, PA
January 29, 1998